UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 21, 2024

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFG	Nasdaq Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company    ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On August 20, 2024, the Board of Directors (the “Board”) of Principal Financial Group, Inc. (the “Company”) appointed Deanna Strable as President and Chief Operating Officer. Ms. Strable, age 55, most recently served as the Company’s Executive Vice President and Chief Financial Officer, a position she held since 2017. Prior to serving as the Company’s Executive Vice President and Chief Financial Officer, Ms. Strable served as President, U, S. Insurance Solutions from 2015 to 2017. She joined the Company in 1990 as an actuarial assistant and has served in various actuarial and management roles. Daniel J. Houston who has held the role of President, Chief Executive Officer and Chairman of the Board will continue as Chief Executive Officer and Chairman of the Board.

In connection with Ms. Strable’s appointment, on August 20, 2024, the Board appointed Joel Pitz as interim Chief Financial Officer (and he will also be serving as interim principal financial and accounting officer). Mr. Pitz, age 52, joined the Company in 1995 and most recently served as Senior Vice President and Controller beginning in 2021. Prior to serving as Senior Vice President and Controller, he was Vice President and Chief Financial Officer, Principal International, from 2016 to 2021. He has held other senior leadership roles since joining the Company.

In her role as President and Chief Operating Officer, Ms. Strable will receive an annual base salary of $850,000 with a target annual incentive compensation of 250% of base salary and a long-term incentive target of $5,100,000 in the form of restricted stock units. Mr. Pitz will receive an award of $400,000 in the form of restricted stock units with a three-year cliff vesting period for his role as interim Chief Financial Officer.

Neither Ms. Strable nor Mr. Pitz has family relationship with any member of the Board or executive officer of the Company. There are no arrangements or understandings between either Ms. Strable or Mr. Pitz and any other person pursuant to which each was selected as the Company’s President and Chief Operating Officer and interim Chief Financial Officer, respectively. Dwight Soethout, Vice President-Chief Actuary, is the spouse of Ms. Strable and has been an employee of the Company since 1993. In 2023, he received $738,787 in base salary, bonuses, and long-term incentive compensation. His compensation is commensurate with that of his peers and was approved by the Human Resources Committee. Kristine Pitz, Director - Accounting, is the spouse of Mr. Pitz. She has been an employee of the Company since 1995. In 2023, she received $227,214 in base salary and bonuses. Her compensation is commensurate with that of her peers and was approved by the Human Resources Committee.

Item 7.01	Regulation FD Disclosure.

On August 21, 2024, the Company issued a news release announcing Ms. Strable’s appointment as President and Chief Operating Officer and Mr. Pitz’s appointment as interim Chief Financial Officer. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	New Release of the Company issued on August 21, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Christopher Agbe-Davies
Name:	Christopher Agbe-Davies
Title:	Vice President, Associate General Counsel and Assistant Secretary

Date: August 21, 2024